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                                                                     EXHIBIT 8.1

                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                  May 7, 1997



(213) 229-7000                                                     C 22241-00023

G&L Realty Corp.
439 N. Bedford Drive
Beverly Hills, California 90210

     Re:  Registration Statement on Form S-11, File No. 333-24911

Gentlemen:

     We have acted as counsel to G&L Realty Corp., a Maryland corporation (the "Company"), in connection with the Registration Statement filed on Form S-11, as amended through the date hereof, with the Securities and Exchange Commission (File No. 333-24911) (the "Registration Statement") and the Prospectus forming a part thereof (the "Prospectus") regarding the proposed offering of Series A Cumulative Preferred Stock of the Company, par value $.01 per share (the "Securities").

     You have requested our opinion concerning certain of the federal income tax considerations described in the Prospectus. This opinion is based on various assumptions, and is conditioned upon the accuracy of certain oral and written representations made by the Company and G&L Realty Partnership, L.P. (the "Operating Partnership") as to certain relevant factual matters. In addition, this opinion is based upon the factual representations of the Company concerning its business and properties as set forth in the Registration Statement and the Prospectus. We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, of corporate records and other instruments, and have interviewed Company and Operating Partnership personnel, as we have deemed necessary or appropriate for purposes of this opinion.
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G&L Realty Corp.
May 7, 1997
Page 2


     We are opining herein only as to the effect of the federal income tax laws of the United States and we express no opinion with respect to the applicability or effect of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

     In light of the foregoing, it is our opinion that:

     (1) Based on the facts, assumptions and representations of the Company referred to above, commencing with the Company's taxable year ending December 31, 1993, the Company has been organized in conformity with the requirements for qualification as a real estate investment trust, and its proposed method of operation will enable it to meet the requirements for continued qualification and taxation as a real estate investment trust, under the Internal Revenue Code of 1986, as amended (the "Code").

     (2) Based on the facts, assumptions and representations of the Company referred to above, the information in the Prospectus under the caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is accurate in all material respects.

     This opinion is based on various statutory provisions, regulations promulgated thereunder, and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all as of the date hereof. We caution that such authorities are subject to change and that any such change may be applied retroactively. Also, any variation or difference in the facts from those set forth in the Company's oral or written representations may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company having met and continuing to meet, on a continuing basis, distribution levels, diversity of stock ownership and the various qualification tests imposed under the Code. Compliance with these requirements is not entirely within the control of the Company due to the Company's direct or indirect participation in entities that it does not control or manage, market conditions and other reasons.
Gibson, Dunn & Crutcher LLP will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations, distributions or diversity of stock ownership for any one taxable year have satisfied or will satisfy such requirements.

     We hereby consent to the reference to this firm under the heading "Federal Income Tax Considerations" in the Prospectus.

                                             Very truly yours,

                                             GIBSON, DUNN & CRUTCHER LLP